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                                                                    Exhibit 3.4

                            AMENDED AND RESTATED
                                   BY-LAWS
                                     of
                         IVEX PACKAGING CORPORATION
                          (A Delaware corporation)

                     (Effective as of __________, 1997)

                      _________________________________


                                  ARTICLE 1

                                 DEFINITIONS
                                 -----------

     As used in these By-laws, unless the context otherwise requires, the term:

     1.1  "Assistant Secretary" means an Assistant Secretary of the
Corporation.

     1.2  "Assistant Treasurer" means an Assistant Treasurer of the
Corporation.

     1.3  "Board" means the Board of Directors of the Corporation.

     1.4 "By-laws" means these amended and restated by-laws of the Corporation, as amended from time to time.

     1.5 "Restated Certificate of Incorporation" means the amended and restated certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

     1.6  "Chairman" means the Chairman of the Board of the Corporation.

     1.7 "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

     1.8 "Chief Financial Officer" means the Chief Financial Officer of the Corporation.

     1.9  "Corporation" means Ivex Packaging Corporation.






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     1.10  "Directors" means directors of the Corporation.

     1.11 "Entire Board" means all Directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

     1.12 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

     1.13 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

     1.14  "President" means the President of the Corporation.

     1.15  "Secretary" means the Secretary of the Corporation.

     1.16  "Stockholders" means stockholders of the Corporation.

     1.17  "Treasurer" means the Treasurer of the Corporation.

     1.18  "Vice President" means a Vice President of the Corporation.


                                  ARTICLE 2

                                STOCKHOLDERS
                                ------------

     2.1 Place of Meetings. Every meeting of stockholders shall be held at the Office of the Corporation or at such other place within or without the State of Delaware as designated from time to time by resolution adopted by the affirmative vote of a majority vote of the Entire Board and as specified or fixed in the notice of such meeting or in the waiver of notice thereof.



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     2.2  Annual Meeting.  A meeting of stockholders shall be held annually for the election of Directors and the transaction of other business as may properly be brought before the meeting at such hour and on such business day in each year as may be determined by resolution adopted by affirmative vote of a majority vote of the Entire Board and designated in the notice of meeting.

     2.3 Special Meetings. A special meeting of stockholders, unless otherwise prescribed by statute, may be called at any time by a majority of the Entire Board. Stockholders are not permitted to (i) call a special meeting, except in the case of a stockholder or group of stockholders (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that beneficially owns 35% or more of the outstanding common stock of the Corporation (the "Common Stock") as of the date on which the Corporation first issues any of its shares of Common Stock pursuant to an underwritten public offering (a "Substantial Holder") calling a special meeting of stockholders of the Corporation to increase the size of the Board and elect Directors to fill vacancies created thereby and to fill any other vacancy or (ii) require that the Board call a special meeting of stockholders. At any special meeting of stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to
Section 2.5 hereof or in any waiver of notice thereof given pursuant to Section
2.6 hereof.

     2.4 Fixing Record Date. For the purpose of (a) determining the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof or (ii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, more than 60 nor less than 10 days before the date of such meeting and (y) in the case


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of clause (a)(ii) or (b) above, more than 60 days prior to such action.  If no such record date is fixed:

          (2.4.1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

          (2.4.2) the record date for determining stockholders for any purpose other than that specified in Section 2.4.1 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

     2.5 Notice of Meetings of Stockholders. Except as otherwise provided in Sections 2.4 and 2.6 hereof, whenever under the provisions of any statute, the Restated Certificate of Incorporation or these By-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Restated Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, or by telegram, telex, telecopy or similar means, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation


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that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          2.6 Waivers of Notice. Whenever the giving of any notice is required by statute, the Restated Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the stockholder or stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice.
Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by statute, the Restated Certificate of Incorporation or these By-laws.

          2.7 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, the stockholder's agent, or attorney, at the stockholder's expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten


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days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The Corporation shall maintain the stockholder list in written form or in another form capable of conversion into written form within a reasonable time. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          2.8 Quorum of Stockholders; Adjournment. Except as otherwise provided by any statute, the Restated Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the outstanding shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          2.9 Voting; Proxies. Unless otherwise provided in the Restated Certificate of Incorporation including the terms of any series of preferred stock established by the Board of Directors pursuant to Section 5.2 of the Restated Certificate of Incorporation, every


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stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his or her name on the record of stockholders determined in accordance with Section 2.4 hereof. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the stocks has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of stockholders (at which a quorum was present to organize the meeting), except as otherwise provided by statute or by the Restated Certificate of Incorporation or by these By-laws, any election of directors shall be decided by a plurality of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote in the election and all other matters shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, in each case whether or not a quorum is present when the vote is taken. In voting on any other question on which a vote by ballot is (i) required by law, (ii) demanded by any stockholder entitled to vote, (iii) demanded by the Board upon the affirmative vote of a majority of the Entire Board, or (iv) demanded by the officer of the Corporation presiding at the meeting of Stockholders, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or the stockholder's proxy and shall state the number of shares voted. On all other questions, the voting may be viva voce. Each stockholder


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entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in accordance with
Section 212 of the General Corporation Law. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

          2.10 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors, who, unless prohibited by law, may be officers, employees or agents of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots and any other facts as required by law. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting


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shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

          2.11 Chairman. At each meeting of stockholders, the Chairman, or in the absence of the Chairman, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

          2.12 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting except as set forth in Section 2.13.

          2.13 Advance Notice of Business at Meeting of Stockholders. At any meeting of stockholders held after the filing of the Restated Certificate of Incorporation in the office of the Secretary of State of Delaware, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation


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who complies with the notice procedures set forth in this Section 2.13.

     For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than 60 nor more than 90 days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so given not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business,
(3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

     Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 2.13. The chairman of any such meeting shall direct that any business not


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properly brought before the meeting shall not be considered.  Except as otherwise provided by law, at any special meeting of stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to these By-laws; or in any waiver of notice thereof given pursuant to these By-laws.

          2.14 Advance Notice of Stockholder Nominations. Nominations for the election of Directors to be held following the filing of the Restated Certificate of Incorporation in the office of the Secretary of State of Delaware may be made by the Board or by any stockholder entitled to vote in the election of Directors; provided, however, that except in the case of a Substantial Holder nominating a Director to fill a vacancy on the Board due to an increase in the size of the Board for which no notice is required, a stockholder may nominate a person for election as a Director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not less than 60 nor more than 90 days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so given not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such


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stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a Director of the Corporation, if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.14. The chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.


                                  ARTICLE 3

                                  DIRECTORS
                                  ---------
     3.1 General Powers. Except as otherwise provided in the Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Restated Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Restated Certificate of Incorporation or by statute, to be exercised and performed by the stockholders.

     3.2 Number; Qualification; Term of Office. Except as otherwise provided in the Restated Certificate of Incorporation, the number of Directors on the Board shall be determined by the Board and may be changed from time to time by action of the Board, provided that the Board shall consist of not fewer than 3 members and not more than [15] members. Directors need not be stockholders. Each Director shall hold office until a successor is elected and qualified or until the Director's death,


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resignation or removal.  No Director may be removed during his term except for cause and only by vote of the holders of at least two-thirds of the shares then entitled to vote at an election of Directors.

     3.3 Classification. The Board shall be divided into three classes -- Class I, Class II and Class III -- which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that each Director first elected to Class I shall hold office until the annual meeting of stockholders in 1998; each Director first elected to Class II shall hold office until the annual meeting of stockholders in 1999; and each Director first elected to Class III shall hold office until the annual meeting of stockholders in 2000. In the event of any increase or decrease in the authorized number of Directors, (a) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board to such class or classes as shall, so far as possible, bring the number of Directors in the respective classes into conformity with the requirement that the classes be as nearly equal in number of Directors as possible.

     3.4 Nomination and Election. Except as otherwise provided in the Restated Certificate of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nomination of persons for election to the Board may be made at annual or special meetings of stockholders called for the purpose of electing Directors (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation in accordance with Section 2.14 hereof. If the Chairman determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination


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was defective and such defective nomination shall be discarded.  Directors shall, except as otherwise required by statute, by the Restated Certificate of Incorporation or by Section 3.5 hereof, be elected by a plurality of the votes cast at a meeting of stockholders (at which a quorum was present to organize the meeting) by the holders of shares entitled to vote in the election whether or not a quorum is present when the vote is taken.

     3.5 Newly Created Directorships and Vacancies. Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board may be filled by the affirmative vote of a majority of the Entire Board, although less than a quorum, or by a sole remaining Director; except as otherwise provided in the Restated Certificate of Incorporation, any such vacancy may not be filled by the stockholders of the Corporation. A Director elected to fill a vacancy shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall have been elected and qualified.

     3.6 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

     3.7 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, in-



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curred by such Director in connection with the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

     3.8 Times and Places of Meetings. The Board may hold meetings, annual, regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

     3.9 Annual Meetings. On the day when and at the place where the annual meeting of stockholders for the election of Directors is held, or as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section
3.11 hereof for special meetings of the Board or in a waiver of notice thereof.

     3.10 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

     3.11 Special Meetings. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer or the President or by any two or more Directors then serving on at least one day's notice to each Director given by one of the means specified in Section 3.14 hereof other than by mail, or on at least three days' notice if given by mail.

     3.12 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the



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meeting can hear each other, and participation in a meeting pursuant to this
Section 3.12 shall constitute presence in person at such meeting.

     3.13 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

     3.14 Notice Procedure. Whenever, under the provisions of any statute, the Restated Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, by reputable overnight courier or by telegram, telex, telecopy or similar means addressed as aforesaid.

     3.15 Waiver of Notice. Whenever the giving of any notice is required by statute, the Restated Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Restated Certificate of Incorporation or these By-laws.

     3.16 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the Chief Executive Officer or in the absence of the

Chief Executive Officer, the President, or in the absence of the President a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

     3.17 Quorum of Directors. The presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

     3.18 Action by Majority Vote. Except as otherwise expressly required by statute, the Restated Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

     3.19 Action Without Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     3.20 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or trans-action, or solely because such person's or their votes are counted for such purpose if (i) the material facts as to such person's or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such person's or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                  ARTICLE 4

                           COMMITTEES OF THE BOARD
                           -----------------------

     4.1 Executive Committee. The Board may, by resolution adopted by a majority of the Entire Board, designate one or more of its members to constitute an Executive Committee. The Executive Committee shall have and may exercise all of the authority of the Board in the management of the business and affairs of the Corporation within the limits permitted by law, including without limitation, the power and authority of the Board: (i) to authorize the seal of the Corporation to be affixed to all papers; (ii) to declare a dividend; (iii) to authorize the issuance of stock; (iv) to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law; and (v) to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board, to fix any of the preference rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same of any other class or classes of stock of the Corporation.

     4.2 Audit Committee. The Board, by resolution adopted by a majority of the Entire Board, may designate not less than two (2) of the Directors then in office to constitute an Audit Committee. At least a majority of such Directors must be independent of management and free from any relationship that, in the opinion of the Board, would interfere with such Directors' exercise of independent judgment as a committee member. The Audit Committee, if established, shall (i) consider and make recommendations to the Board with respect to the employment of a firm of independent public accountants, (ii) confer with the Corporation's independent public accountants to determine the scope of the audit that such accountants will perform, (iii) receive reports from the independent public accountants and transmit such reports to the Board, and after the close of the fiscal year, transmit to the Board the financial statements certified by such accountants, (iv) inquire into, examine and make comments on the accounting procedures of the Corporation and the reports of the independent public accountants, and (v) consider and make recommendations to the Board upon matters presented to it by the officers of the Corporation pertaining to the audit practices and procedures adhered to by the Corporation. The Board may designate one member of the Audit Committee to act as its chairman.

     4.3 Compensation Committee. The Board, by resolution adopted by a majority of the Entire Board, may designate not less than two (2) of the Directors then in office to constitute a Compensation Committee. At least one of such Directors shall be independent of management and free from any relationship that, in the opinion of the Board, would interfere with such Director's exercise of independent judgment as a committee member. The Compensation Committee shall have and may exercise all of the authority of the Board in administering the Corporation's executive compensation plans.

     4.4 Other Committees. In addition to the Executive Committee, the Audit Committee and the Compen-sation Committee, the Board may, by resolution adopted by a majority of the Entire Board, designate one or more other committees of the Board, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by the Board. A majority of the members of the committee shall constitute a quorum. The member or members of any such committee (other than the Audit Committee or the Executive Committee) present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

     4.5 Committee Minutes. The committees, including the Executive Committee, Audit Committee and Compensation Committee, if any, shall keep regular minutes of their proceedings and report the same to the Board.

                                  ARTICLE 5

                                  OFFICERS
                                  --------

     5.1 Positions. The Board shall elect a Chairman, a Chief Executive Officer, a Chief Financial Officer, a President, a Secretary, a Treasurer and such other officers as the Board may determine, including one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless applicable law, the Restated Certificate of Incorporation or these By-laws otherwise provide. The officers of the Corporation need not be stockholders of the Corporation, nor, except in the case of the Chairman, need such officers be Directors.

     5.2 Appointment. The officers of the corporation shall be chosen by the Board annually or at such other time or times as the Board shall determine.

     5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

     5.4 Term of Office. Each officer of the Corporation shall hold office until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corpora tion, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the Entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     5.6 Chairman. The Chairman shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

     5.7 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision and direction over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The Chief Executive Officer, in the absence of the Chairman, shall preside at each meeting of the stockholders and of the Board. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board or by the By-laws.

     5.8 President. The President shall assist the Chief Executive Officer in the management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the control of the Board. The President may, in the absence of the Chairman and the Chief Executive Officer, preside, if present, at each meeting of the stockholders and of the Board. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board, by the By-laws or by the Chief Executive Officer.

     5.9 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation, and shall render to the Board, whenever the Board may require, an account of the financial condition of the Corporation; shall make, sign and file financial, tax and similar reports to any state, federal or municipal government, agency or department, or any self-regulatory organization; shall provide for the continuous review of all accounts and reports; and shall perform such other duties as from time to time may be assigned to him by the Board, by the By-laws or the Chief Executive Officer or President.

     5.10 Vice Presidents. Each Vice President, Executive Vice President and Senior Vice President shall have such powers and perform such duties as from time to time may be assigned to such Vice President by the Board or by the Chief Executive Officer or the President and shall perform such other duties as may be prescribed in the By-laws.

     5.11 Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and shall record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chairman, the Chief Executive Officer or the President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, by the By-laws, by the Chief Executive Officer or by the President.

     5.12 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chairman, the Chief Executive Officer, the President or the Board, whenever the Chairman, the Chief Executive Officer, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, by the By-laws or by the Chief Executive Officer, or by the President.

     5.13 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, by the By-laws or by the Chief Executive Officer or by the President.

     5.14 Individuals Serving Multiple Offices. A single individual may concurrently serve in more than one of the offices of the corporation referred to in Sections 5.6 to 5.12 above.


                                  ARTICLE 6

               CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
               ----------------------------------------------

     6.1 Execution of Contracts. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

     6.2 Loans. The Board may prospectively or retroactively authorize the Chairman, the Chief Executive Officer, the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of in debtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such author-ity conferred by the Board may be general or confined to specific instances, or otherwise limited.

     6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

     6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                  ARTICLE 7

                             STOCK AND DIVIDENDS
                             -------------------

     7.1 Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     7.2 Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes unless such surrender, endorsement or payment of tax is waived by the officers of the Corporation. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

     7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

     7.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

     7.5 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Restated Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

     7.6 Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Restated Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adop-tion of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

     7.7 Dividends, Surplus, Etc. Subject to the provisions of the Restated Certificate of Incorporation and of law, the Board:

          (7.7.1) may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

          (7.7.2) may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

          (7.7.3) may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

     7.8 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE 8

                               INDEMNIFICATION
                               ---------------


     8.1 Indemnity Undertaking. To the fullest extent permitted by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.

     8.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such

Director, officer or other person is not entitled to be indemnified for such expenses.

     8.3 Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Restated Certificate of Incorporation, these By-laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     8.4 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

     8.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the Restated Certificate of Incorporation or under Section 145 of the General Corporation Law or any other provision of law.

     8.6 Binding Effect. The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     8.7 Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

     8.8 Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

     8.9 Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to



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



this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                  ARTICLE 9

                              BOOKS AND RECORDS
                              -----------------

     9.1 Books and Records. There shall be kept at the Office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the stock-holders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

     9.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.


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



     9.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the stockholders for inspection.


                                 ARTICLE 10

                                    SEAL
                                    ----
     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                 ARTICLE 11

                                 FISCAL YEAR
                                 -----------

     The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

                                 ARTICLE 12

                            PROXIES AND CONSENTS
                            --------------------

     Unless otherwise directed by the Board, the Chairman, the Chief Executive Officer or the President, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid offi-


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


cers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.


                                 ARTICLE 13

                                 AMENDMENTS
                                 ----------

     These By-laws may be amended or repealed and new By-laws may be adopted by a vote of a majority of the Entire Board, notwithstanding the fact that a lesser percentage may be permitted by law; provided however, that any By-laws adopted, amended or repealed by the Board may be amended or repealed, and any By-laws may be adopted, amended or repealed, by stockholders of the Corporation by vote of the holders of two-thirds of the shares of stock of the Corporation entitled to vote in the election of Directors. Notwithstanding the preceding sentence, none of the provisions of this Article 13 shall be altered, amended or repealed by the Board. Any By-laws adopted, altered or amended by the Board may be altered, amended or repealed by the stockholders entitled to vote thereon only to the extent and in the manner provided in the Restated Certificate of Incorporation and these By-laws.

                           *          *          *


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